UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2011

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)
_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events

On August 4, 2011, the Board of Directors of Medical Care Technologies Inc. (the “Company”) approved the termination of a lock-up agreement which restricted the transfer until September 13, 2012 of all of the shares of common stock, par value $0.00001 per share, of the Company held by Ning C. Wu, its President and Chief Executive Officer.

Subsequently, on September19, 2011, Ning C. Wu transferred an aggregate of 35,000,000 shares of the 38,000,000 shares of common stock held by her to seven transferees, including 5,000,000 shares to Ocean Wise International Industrial Limited, a joint venture partner of the Company for the provision of pediatric healthcare in China.

            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.

Dated: September 28, 2011	By:	/s/ Ning C. Wu
Ning C. Wu
President and Chief Executive Officer